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                                                                    Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Southern National Corporation on Form S-3 of our report dated January 15, 1993, on our audits of the financial statements of Commerce Bank as of December 31, 1992 and 1991 and for each of the years then ended, which report has been filed in the Current Report on Form 8-K of Southern National Corporation dated November 14, 1994. We also consent to the reference to our firm under the caption "Experts" appearing in this Form S-3.


                                              Coopers & Lybrand L.L.P.



Norfolk, Virginia
February 24, 1995



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